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                  [JAECKLE, FLEISCHMANN & MUGEL LETTERHEAD]

                                                                       EXHIBIT 5

                                 July 26, 1996

Merchants Group, Inc.
250 Main Street
Buffalo, New York  14202

         RE: REGISTRATION STATEMENT ON FORM S-3 UNDER THE SECURITIES ACT OF 1933, COVERING THE REGISTRATION OF 22,500 SHARES OF COMMON STOCK ISSUED OR RESERVED FOR ISSUANCE UNDER THE AGENTS STOCK OPTION PROGRAM (THE "PROGRAM")
                  -- OPINION REGARDING LEGALITY
                  -------------------------------------------------------


Ladies and Gentlemen:

         As your counsel we have examined the above-referenced Registration Statement and we are familiar with the documents referred to therein, as well as your Certificate of Incorporation, as amended and restated, By-Laws, as amended and restated, and other relevant documents, and we have made such investigation with respect to your corporate affairs as we deem necessary in order for us to render the opinion herein set forth.

         We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by Merchants Group, Inc. in connection with the authorization, issuance and sale of the above described shares of common stock (the "Shares"). In our opinion the Shares to be issued by Merchants Group, Inc. under and in accordance with the Program will be, when issued and paid for pursuant to the Program and the Registration Statement and the Exhibits thereto, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                                        Very truly yours,

                                        JAECKLE, FLEISCHMANN & MUGEL

                                        Jaeckle, Fleischmann & Mugel


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